Exhibit 4.49

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of February 14, 2008,  by and among Grantors listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing the form of Supplement attached hereto as Annex 1 (collectively, jointly and severally, the “Grantors” and each, individually, a “Grantor”), and ABLECO FINANCE LLC, in its capacity as administrative agent for the Lender Group (in such capacity, together with its successors, the “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of July 17, 2007 as amended by Amendment No.1 to Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the “Credit Agreement”) by and among Bairnco Corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages thereto (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), the lenders party thereto as “Lenders” (“Lenders”), and Agent, the Lender Group has agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof, and

WHEREAS, Agent has agreed to act as agent for the benefit of the Lender Group in connection with the transactions contemplated by the Credit Agreement and this Agreement, and

WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents and to induce the Lender Group to make financial accommodations to Borrowers as provided for in the Credit Agreement, Grantors have agreed to (i) enter into the Guaranty (as hereinafter defined), pursuant to which the Grantors guarantied the payment of the Secured Obligations (as hereinafter defined), subject to certain limitations set forth in the Guaranty and (ii) grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations, subject to the terms and conditions of the Intercreditor Agreement (as hereinafter defined), and

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided, however, that if the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a)           “Account” means an account (as that term is defined in the Code).

(b)           “Account Debtor” means an account debtor (as that term is defined in the Code).

(c)           “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(d)           “Borrower” and “Borrowers” have the respective meanings specified therefor in the recitals to this Agreement.

(e)           “Chattel Paper” means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

(f)           “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(g)           “Collateral” has the meaning specified therefor in Section 2.

(h)           “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1 (“Commercial Tort Claims”).

(i)           “Copyrights” means copyrights and copyright registrations, and also includes (i) the copyright registrations and recordings thereof and all applications in connection therewith of the Grantors, (ii) all reissues, continuations, extensions or renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(j)           “Credit Agreement” has the meaning specified therefor in the recitals to this Agreement.

(k)           “Deposit Account” means a deposit account (as that term is defined in the Code).

(l)           “Equipment” means equipment (as that term is defined in the Code).

(m)           “Existing Credit Agreements” means, collectively, the Wachovia Credit Agreement and the Steel Partners Credit Agreement, as each such agreement may be amended from time to time.

(n)           “Existing Lenders” means the financial institutions that are parties to the Existing Credit Agreements from time to time as lenders.

(o)            “General Intangibles” means general intangibles (as that term is defined in the Code) and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(p)           “Grantor” and “Grantors” have the meanings specified therefor in the recitals to this Agreement.

(q)           "Guaranty" means the Limited General Continuing Guaranty, dated as of the date hereof, made by each Grantor in favor of the Agent.

(r)           “Guaranty Event of Default” means the occurrence of (i) an Event of Default under Section 7.4 and Section 7.5 of the Credit Agreement or (ii) any other Event of Default and, in the case of this clause (ii), if such Event of Default exists twelve (12) months after the date of its occurrence.

(s)           “Intellectual Property” means Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists, and Intellectual Property Licenses.

(t)           “Intellectual Property Licenses” means rights under or interests in any Patent, Trademark, Copyright or other Intellectual Property, including software license agreements with any other party, whether the applicable Grantor is a licensee or licensor under any such license agreement.

(u)           "Intercreditor Agreement" means the Intercreditor and Subordination Agreement, dated as of the date hereof, by and among Agent, Wachovia and Steel Partners and acknowledged and consented to by each Grantor, as amended, supplemented, restated or otherwise modified from time to time.

(v)           “Inventory” means inventory (as that term is defined in the Code).

(w)           “Investment Related Property” means (i) investment property (as that term is defined in the Code), and (ii) all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests.

(x)           "Loan Documents" means (i) the Loan Documents (as defined in the Credit Agreement), (ii) the Guaranty, (iii) the Intercreditor Agreement, (iv) this Agreement, and (v) any mortgages, pledges, hypothecations, certificates, Copyright Security Agreements, Patent Security Agreements, or Trademark Security Agreements entered into or delivered in connection with this Agreement.

(y)           “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, and documents.

(z)           “Patents” means patents and patent applications, and also includes (i) the patents and patent applications of the Grantors, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(aa)           "Permitted Liens" means (i) the Liens incurred pursuant to this Agreement, (ii) the Liens incurred pursuant to the Wachovia Credit Agreement, or any replacement financing or other refinancing, and any security agreements or other documents related thereto, and (iii) the Liens permitted pursuant to the Wachovia Credit Agreement (as in effect on the date hereof), as such agreement may be amended from time to time.

(bb)           “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Stock now or hereafter owned by such Grantor, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(cc)           “Proceeds” has the meaning specified therefor in Section 2.

(dd)           “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.

(ee)           “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(ff)           “Secured Obligations” shall have the meaning ascribed to the term “Guarantied Obligations” in the Guaranty.

(gg)           “Security Interest” has the meaning specified therefor in Section 2.

(hh)           “Securities Account” means a securities account (as that term is defined in the Code).

(ii)            “Steel Partners” means Steel Partners II, L.P., a Delaware limited partnership, in its capacity as Agent under the Steel Partners Credit Agreement, and its successors and assigns.

(jj)           "Steel Partners Credit Agreement" means that certain Loan and Security Agreement, dated March 31, 2004, by and among Steel Partners, the financial institutions that are parties thereto from time to time as lenders, and Grantors, as amended from time to time, or any credit, loan, security or other agreement with a lender in connection with the refinancing or replacement of the obligations thereunder.

(kk)           “Supporting Obligations” means supporting obligations (as such term is defined in the Code).

(ll)           “Trademarks” means trademarks, trade names, trademark applications, service marks, service mark applications, and also includes (i) the trade names, trademarks, trademark applications, service marks, and service mark applications of the Grantors, and (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(mm)          “URL” means “uniform resource locator,” an internet web address.

(nn)           "Wachovia" means Wachovia Bank, National Association, in its capacity as Agent under the Wachovia Credit Agreement, and its successors and assigns.

(oo)           "Wachovia Credit Agreement" means that certain Loan and Security Agreement, dated March 31, 2004, by and among Wachovia, the financial institutions that are parties thereto from time to time as lenders, and Grantors, as amended from time to time, or any credit, loan, security or other agreement with a lender in connection with the refinancing or replacement of the obligations thereunder.

(pp)           “Working Capital Loan Termination Date” shall have the meaning ascribed to such term in the Intercreditor Agreement.

2.           Grant of Security.  Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of the Lender Group, a continuing security interest (herein referred to as the “Security Interest”) in all Collateral (as such term is defined in the Wachovia Credit Agreement) of such Grantor whether now owned or hereafter acquired or arising and wherever located.

3.           Security for Obligations.  This Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent, the Lender Group or any of them, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.           Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other member of the Lender Group of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the members of the Lender Group shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the members of the Lender Group be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until a Guaranty Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, the Guaranty or other Loan Documents, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Credit Agreement, the Guaranty and the other Loan Documents.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, and dividend rights, shall remain in the applicable Grantor until the occurrence of a Guaranty Event of Default, and until Agent shall notify the applicable Grantor of Agent’s exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 15.

5.           Representations and Warranties.  Each Grantor hereby represents and warrants as follows:

(a)           The Grantors jointly and severally represent and warrant that (i) the exact legal name and jurisdiction of organization of each Grantor is set forth next to its name on the signature pages hereto and (ii) none of the Grantors has created or is aware of any Lien on or affecting any of the Collateral other than as created hereby, except for the Permitted Liens.

(b)           The Collateral is directly, legally and, in the case of the Pledged Interests, beneficially owned by the Grantors, free and clean of all Liens of any kind, nature or description, except for the pledge and security interest under the Permitted Liens.

(c)           The Collateral is not subject to any restriction relative to the transfer thereof (other than, in the case of the Pledged Interests, restrictions on transfer under the Securities Act of 1933, as amended, and applicable state securities laws), and each Grantor has the right to transfer and hypothecate the Collateral owned by it free and clean of any Liens, other than the liens in favor of the Permitted Liens.

(d)           Upon delivery to the Agent (or, until the Working Capital Loan Termination Date, Wachovia, acting as agent for Agent), of the stock certificates evidencing the Pledged Interests, the Agent will hold a valid and perfected security interest in the Pledged Interests, free and clean of any other Lien, except for the Permitted Liens.  No part of the Collateral, any right to receive or collect the same or any proceeds thereof , will be subject to any Lien other than the Lien in favor of the Permitted Liens.

(e)           No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Agent (or, until the Working Capital Loan Termination Date, Wachovia, acting as agent for the Agent) of the voting or other rights provided for in this Agreement with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally.

6.           Covenants.  Each Grantor, jointly and severally, covenants and agrees with Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 22:

(a)           Each Grantor assumes all liability and responsibility in connection with all Collateral acquired by such Grantor and the Secured Obligations shall in no way be affected or diminished by reason of the fact that any such Collateral may be lost, destroyed, stolen, or for any reason whatsoever unavailable to such Grantor.

(b)           As long as this Agreement shall remain in effect, each Grantor agrees:

(i)           that in order to enable the Agent to comply with the law of any jurisdiction, including state, federal and foreign, applicable to any security interest granted hereby or to the Collateral, to execute and deliver upon request, in form reasonably acceptable to the Agent, any financing statement, notice, statement, instrument, document, agreement or other paper and/or to perform any act requested by the Agent which may be necessary to create, perfect, preserve, validate or otherwise protect such security interest or to enable the Agent to exercise and enforce its rights hereunder or with respect to such security interest;

(ii)           except for the security interest granted hereby, each Grantor shall keep the Collateral and proceeds, products, accessions and substitutions therefor free and clear of any Lien of any kind, except the Permitted Liens;

(iii)           to promptly pay, when due, all taxes, charges and fees affecting or arising out of any of the Collateral and to defend the Collateral against all claims and demands (other than with respect to the Permitted Liens) of all persons or entities at any time claiming the same or any interest therein adverse to the Agent;

(iv)           that the Agent’s duty with respect to the Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in its possession; the Agent shall not be obligated to take any steps necessary to preserve any rights in any of the Collateral against prior parties, and each Grantor hereby agrees to take such steps; the Grantor may, but is not obligated to, exercise any and all rights of conversion or exchange or similar rights, privileges and options relating to any of the Collateral; the Grantor shall have no obligation to sell or otherwise realize upon any of the Collateral as herein authorized and shall not be responsible for any failure to do so or for any delay in so doing;

(v)           to the extent not paid by the Borrowers following proper demand, to promptly reimburse the Agent on demand for any charges, assessments or expenses paid or incurred by the Agent for the protection, preservation and maintenance of any of the Collateral and the enforcement by the Agent’s rights hereunder, including, without limitation, reasonable attorneys’ fees and legal expenses incurred by the Agent in seeking to protect, collect or enforce the Agent’s rights in any of the Collateral or otherwise hereunder, subject to and included in the Guaranty Limit (as defined in the Guaranty);

(vi)           to provide the Agent with such information as the Agent may from time to time reasonably request with respect to the location and/or status of the Collateral; and

(vii)           to promptly notify the Agent in writing of any change in the principal place of business of such Grantor.

(c)           Subject to the terms and conditions of the Intercreditor Agreement and the Guaranty, from and after the occurrence of a Guaranty Event of Default, in addition to the rights and remedies set forth elsewhere in this Agreement: (i) the Agent is authorized, to the extent permitted by law, to take possession of the Collateral; (ii) the Agent may proceed to apply to the Secured Obligations any or all of the Collateral; and (iii) in addition to the rights and remedies given to the Agent hereunder or otherwise, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York.

(d)           In the case of any sale of Collateral or proceedings to collect any of the Secured Obligations, to the extent not paid by the Borrowers following proper demand, the Grantors shall be jointly and severally liable for the payment of all costs and expenses of every kind for collection, sale or delivery, including reasonable attorneys’ fees, and after deducting such costs and expenses from the proceeds of sale or collection, the Agent may apply any residue to pay any of the Secured Obligations and the Grantors will continue to be jointly and severally liable for any deficiency, subject to and included in the Guaranty Limit.

(e)           All options, powers and rights granted to the Agent hereunder shall be cumulative and shall be in addition to any other options, powers or rights which the Agent may now or hereafter have as a secured party under the Uniform Commercial Code of the State of New York or under any other applicable law or otherwise.

(f)           The Agent shall have the right, for and in the name, place and stead of each Grantor, and as its attorney-in-fact, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to any of the Collateral.

(g)           All rights and remedies of the Agent hereunder shall be subject to the terms and conditions of the Intercreditor Agreement and the Guaranty.  In the event of any conflict between the terms of this Agreement and the terms of the Intercreditor Agreement and the Guaranty, the terms of the Intercreditor Agreement shall control.

(h)           Each Grantor authorizes the Agent (or, until the Working Capital Loan Termination Date, Wachovia, acting as agent for Agent) to: (i) store, deposit and safeguard the Collateral; (ii) perform any and all other acts which the Agent (or, until the Working Capital Loan Termination Date, Wachovia, acting as agent for Agent) in good faith deems commercially reasonable and/or necessary for the protection and preservation of the Collateral or its value, including, without limitation, in the case of the Pledged Interests, transferring, registering or arranging for the transfer or registration of the Pledged Interests to the Agent’s name (or, until the Working Capital Loan Termination Date, Wachovia’s name, acting as agent for Agent), and after the occurrence and during the continuance of a Guaranty Event of Default, subject to the terms and conditions of the Intercreditor Agreement and the Guaranty, receiving the income therefrom on behalf of the Agent as additional security for the Secured Obligations; and (iii) pay any charges or expenses which the Agent (or, until the Working Capital Loan Termination Date, Wachovia, acting as agent for Agent) deems necessary or advisable for the foregoing purpose, but without any obligation to do so.

(i)           If any of the Grantors shall become entitled to receive or acquire, or shall receive any stock certificate, or option or right with respect to the stock of any of their respective subsidiaries (including, without limitation, any certificate representing a dividend or a distribution or exchange of or in connection with a reclassification of any of the Pledged Interests) whether as an addition to, in substitution of, or in exchange for any of the Pledged Interests or otherwise, each of the Grantors agrees to accept same as the Agent’s (or, until the Working Capital Loan Termination Date, Wachovia, acting as agent for the Agent) agent, to hold same in trust for the Agent and, subject to the terms of the Intercreditor Agreement and the Guaranty, to deliver same forthwith to the Agent (or, until the Working Capital Loan Termination Date, Wachovia, acting as agent for the Agent) in the form received, with the endorsement(s) of the Grantors where necessary and/or appropriate powers and/or assignments duly executed to be held by the Agent (or its agent) subject to the terms hereof, as further security for the Secured Obligations.

(j)           So long as no Guaranty Event of Default has occurred and is continuing, the Grantors shall have the right to vote and exercise all corporate rights with respect to the Pledged Interests, except as expressly prohibited herein, and to receive any cash dividends payable in respect of the Pledged Interests.

7.           [Intentionally Deleted.]

8.           Further Assurances.

(a)           Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Agent may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b)           Each Grantor authorizes the filing by Agent financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, as may be necessary or as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c)           Each Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.  Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction.

(d)           Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

(e)           Agent, on behalf of the Lender Group, acknowledges that Grantors are authorized to sell, dispose or otherwise transfer, and may in the future be authorized to sell, dispose or otherwise transfer, upon receipt of waivers or otherwise, assets or securities from time to time pursuant to the Wachovia Credit Agreement. At the request of Grantors at any time and from time to time, Agent, on behalf of the Lender Group, shall duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to release its lien on such assets or securities to the extent necessary to permit such sale, disposition or transfer pursuant to the Wachovia Credit Agreement.

9.           Agent’s Right to Perform Contracts, Exercise Rights, etc.  Upon the occurrence and during the continuance of a Guaranty Event of Default, but subject to the terms of the Intercreditor Agreement and the Guaranty, Agent (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Stock that is pledged hereunder be registered in the name of Agent or any of its nominees.

10.           Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints Agent,  its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as a Guaranty Event of Default has occurred and is continuing, but subject to the terms of the Intercreditor Agreement and the Guaranty, to take any action and to execute any instrument which Agent, may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b)           to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Agent;

(c)           to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d)           to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Agent with respect to any of the Collateral;

(e)           to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f)           to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g)           Agent, on behalf of the Lender Group, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if Agent shall commence any such suit, the appropriate Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11.           Agent May Perform.  If any of Grantors fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.

12.           Agent’s Duties.  The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral, for the benefit of the Lender Group, and shall not impose any duty upon Agent to exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

13.           Collection of Accounts, General Intangibles and Negotiable Collateral.  At any time upon the occurrence and during the continuation of a Guaranty Event of Default, but subject to the terms of the Intercreditor Agreement and the Guaranty, Agent or Agent’s designee may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to Agent, for the benefit of the Lender Group, or that Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Loan Documents.

14.           Disposition of Pledged Interests by Agent.  None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after a Guaranty Event of Default, subject to the terms of the Intercreditor Agreement and the Guaranty, may be restricted to one or more private (instead of public) sales in view of the lack of such registration.  Each Grantor understands that in connection with such disposition, Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market.  Each Grantor, therefore, agrees that:  (a) if Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Agent has handled the disposition in a commercially reasonable manner.

15.           Voting Rights.

(a)           Upon the occurrence and during the continuation of a Guaranty Event of Default, but subject to the terms of the Intercreditor Agreement and the Guaranty, (i) Agent may, at its option, and with 2 Business Days prior notice to any Grantor, and in addition to all rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b)           Upon the occurrence and during the continuance of a Guaranty Event of Default, but subject to the terms of the Intercreditor Agreement and the Guaranty, for so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Agent and the other members of the Lender Group or the value of the Pledged Interests.

16.           Remedies.  Upon the occurrence and during the continuance of a Guaranty Event of Default, but subject to the terms of the Intercreditor Agreement and the Guaranty:

(a)           Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the Guaranty or the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law.  Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any of Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent  at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to any of Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by any of Grantors or with respect to which any of Grantors have rights under license, sublicense, or other agreements, as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Agent.

(c)           Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement.  In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(d)           Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if a Guaranty Event of Default shall occur and be continuing Agent shall have the right to an immediate writ of possession without notice of a hearing.  Agent shall have the right to the appointment of a receiver for the properties and assets of each of Grantors, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantors may have thereto or the right to have a bond or other security posted by Agent.

17.           Remedies Cumulative.  Each right, power, and remedy of Agent as provided for in this Agreement, the Guaranty or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the Guaranty or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent of any or all such other rights, powers, or remedies.

18.           Marshaling. Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

19.           Indemnity and Expenses.

(a)           Each Grantor agrees to indemnify Agent and the other members of the Lender Group from and against all claims, lawsuits and liabilities (including reasonable attorneys fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Loan Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction, or from any such indemnified Person breaching its material obligations under the Credit Agreement.  This provision shall survive the termination of this Agreement, the Guaranty and the Credit Agreement and the repayment of the Secured Obligations.

(b)           Grantors, jointly and severally, shall, upon demand, pay to Agent all the Lender Group Expenses (subject to and included in the Guaranty Limit (as defined in the Guaranty), the Guaranty and the other Loan Documents) which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon a Guaranty Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement, the Guaranty and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or (iv) the failure by any of Grantors to perform or observe any of the provisions hereof, if demand for payment of such Lender Group Expenses has been made by Agent to any Borrower or Borrowers and payment for such Lender Group Expenses has not been received by Agent within 30 days of such demand.

(c)           Notwithstanding the foregoing, the maximum liability of the Grantors to the Agent and the Lender Group hereunder shall not exceed the Guaranty Limit.

20.           Merger, Amendments; Etc.  THIS AGREEMENT, TOGETHER WITH THE GUARANTY AND THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.  No waiver of any provision of this Agreement, and no consent to any departure by any of Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each of Grantors to which such amendment applies.

21.           Addresses for Notices.  All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Credit Agreement, and to any of the Grantors at their respective addresses specified in the Guaranty, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

22.           Continuing Security Interest: Assignments under Credit Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the earliest to occur of (I) the Obligations have been paid in full in cash in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated or (II) the Guaranty has been terminated in accordance with the terms therein, (III) the Grantors have made the payments required under the Guaranty, subject to the Guaranty Limit, or (IV) with respect to one or more Grantors and the Collateral owned or held by such entities, until such Grantor or Grantors are released as Guarantors from the Guaranty pursuant to Section 17 of the Guaranty, (b) be binding upon each of Grantors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such the Lender herein or otherwise.  Upon the earlier of (i) payment in full in cash of the Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments or (ii) the termination of the Guaranty, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto.  At such time, Agent will authorize the filing of appropriate termination statements to terminate such Security Interests.  No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to Agent nor any other loans made by any the Lender to Borrowers, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Agent, nor any other act of the Lender Group, or any of them, shall release any of Grantors from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Credit Agreement.  Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth.  A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.

23.           Governing Law.

(a)           THE VALIDITY OF THIS AGREEMENT, THE GUARANTY AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)           THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  AGENT AND EACH GRANTOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 23(b).

(c)           TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AGENT AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED

THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  AGENT AND EACH GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

24.           New Subsidiaries.  After the date hereof, any new direct or indirect Subsidiary (whether by acquisition or creation) of a Grantor is required to enter into this Agreement by executing and delivering in favor of Agent a supplement to this Agreement in the form of Annex 1.  Upon the execution and delivery of Annex 1 by such new Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

25.           Agent.  Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to Agent, for the benefit of the Lender Group.

26.           Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent pursuant to the Loan Documents in the Collateral and the exercise of any right or remedy by the Agent with respect to the Collateral hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to (a) the priority of liens and security interests granted to the Agent in the Collateral pursuant to the Loan Documents or (b) the rights of the Agent or any Lender under this Agreement, the terms of the Intercreditor Agreement shall govern and control as between the Agent and the Lenders, on the one hand, and the Existing Lenders pursuant to the their respective Existing Credit Agreement, on the other hand.

26.           Miscellaneous.

(a)           This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

(b)           Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)           Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)           The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e)           Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

AGENT		GUARANTORS

ABLECO FINANCE LLC as Agent,		HANDY & HARMAN, a New York corporation

By:	/s/	By:	/s/
Title:		Title:

OMG, INC., a Delaware corporation
		By:	/s/
Title:

CONTINENTAL INDUSTRIES, INC., an Oklahoma corporation

		By:	/s/
Title:

MARYLAND SPECIALTY WIRE, INC., a Delaware corporation

		By:	/s/
Title:

HANDY & HARMAN TUBE COMPANY, INC., a Delaware corporation

		By:	/s/
Title:

CAMDEL METALS CORPORATION, a Delaware corporation

		By:	/s/
Title:

Security Agreement

CANFIELD METAL COATING CORPORATION. A Delaware corporation

By:	/s/
Title:

MICRO-TUBE FABRICATORS, INC.. a Delaware corporation

By:	/s/
Title:

INDIANA TUBE CORPORATION, a Delaware corporation

By:	/s/
Title:

LUCAS-MILHAUPT, INC., a Wisconsin corporation

By:	/s/
Title:

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION, a Florida corporation

By:	/s/
Title:

SUMCO INC., an Indiana corporation

By:	/s/
Title:

OMG ROOFING, INC., a Delaware corporation

By:	/s/
Title:

OMNI TECHNOLOGIES CORPORATION OF DANVILLE, a New Hampshire corporation

By:	/s/
Title:

2
Security Agreement

HANDY & HARMAN OF CANADA, LIMITED, an Ontario corporation

By:	/s/
Title:

ELE CORPORATION, a California corporation

By:	/s/
Title:

ALLOY RING SERVICE INC., a Delaware corporation

By:	/s/
Title:

DANIEL RADIATOR CORPORATION, a Texas corporation

By:	/s/
Title:

H&H PRODUCTIONS, INC., a Delaware corporation

By:	/s/
Title:

HANDY & HARMAN AUTOMOTIVE GROUP, INC., a Delaware corporation

By:	/s/
Title:

HANDY & HARMAN INTERNATIONAL, LTD., a Delaware corporation

By:	/s/
Title:

3
Security Agreement

HANDY & HARMAN PERU, INC., a Delaware corporation

By:	/s/
Title:

KJ-VMI REALTY, INC., a Delaware corporation

By:	/s/
Title:

PAL-RATH REALTY, INC., a Delaware corporation

By:	/s/
Title:

PLATINA LABORATORIES, INC., a Delaware corporation

By:	/s/
Title:

SHEFFIELD STREET CORPORATION, a Connecticut corporation

By:	/s/
Title:

SWM, INC., a Delaware corporation

By:	/s/
Title:

WILLING B WIRE CORPORATION, a Delaware corporation

By:	/s/
Title:

4
Security Agreement

ANNEX 1 TO SECURITY AGREEMENT
FORM OF SUPPLEMENT

Supplement No. ____ (this “Supplement”) dated as of _______________, to the Security Agreement dated as of February 14, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each individually “Grantor”) and ABLECO FINANCE LLC, in its capacity as Agent for the Lender Group (together with the successors, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of July 17, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Bairnco Corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages thereto (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), the lenders party thereto as “Lenders” (“Lenders”), and Agent, the Lender Group is willing to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or the Credit Agreement; and

WHEREAS, Grantors have entered into the Security Agreement in order to induce the Lender Group to make certain financial accommodations to Borrower; and

WHEREAS, pursuant to Section 24 of the Security Agreement, new direct or indirect Subsidiaries of any Borrower or Guarantor, must execute and deliver certain Loan Documents, including the Security Agreement, and the execution of the Security Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Supplement in favor of Agent, for the benefit of the Lender Group;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:

1.           In accordance with Section 24 of the Security Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, and pledge to Agent, for the benefit of the Lender Group, a security interest in and security title to all assets of such New Grantor including, all property of the type described in Section 2 of the Security Agreement to secure the full and prompt payment of the Secured Obligations, including, any interest thereon.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor.  The Security Agreement is incorporated herein by reference.

2.           Each New Grantor represents and warrants to Agent and the Lender Group that this Supplement has been duly executed and delivered by such New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.           This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

4.           Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

5.           This Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each New Grantor and Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

NEW GRANTORS:	[Name of New Grantor]

By:
Name:
Title:

[Name of New Grantor]

By:
Name:
Title:

AGENT:	ABLECO FINANCE LLC

By:
Name:
Title: